Exhibit 10.6






                                  ACE USA
               SUPPLEMENTAL EMPLOYEE RETIREMENT SAVINGS PLAN
               ---------------------------------------------
                          (Effective July 2, 1999)



















                            Mayer, Brown & Platt
                                  Chicago

                                  ACE USA
               SUPPLEMENTAL EMPLOYEE RETIREMENT SAVINGS PLAN


                                CERTIFICATE





     I,           , Executive Vice President of ACE INA Holdings Inc., hereby certify that the attached document is a full, true and complete copy of ACE USA SUPPLEMENTAL EMPLOYEE RETIREMENT SAVINGS PLAN, as in effect on July 2, 1999 and as presently in effect.

     Dated this       day of                     , 19   .
                -----        --------------------    ---


                                       ___________________________
                                       Executive Vice President as Aforesaid


                                                    (Seal)

                             TABLE OF CONTENTS


                                                                          Page

SECTION 1         General................................................... 1

           1.1.   History, Purpose and Effective Date....................... 1
           1.2.   Employers and Related Companies........................... 1
           1.3.   Plan Administration....................................... 2
           1.4.   Applicable Laws........................................... 2
           1.5.   Plan Year................................................. 2
           1.6.   Gender and Number......................................... 2
           1.7.   Notices................................................... 2
           1.8.   Form and Time of Election................................. 2
           1.9.   Evidence.................................................. 3
           1.10.  Action by Employers....................................... 3
           1.11.  Limitations on Provisions................................. 3
           1.12.  Assignment and Alienation; Forfeitures.................... 3

SECTION 2         Participation............................................. 3

           2.1.   Participation............................................. 3
           2.2.   Restricted Participation.................................. 3
           2.3.   Plan Not Contract of Employment........................... 4

SECTION 3         Supplemental Retirement Plan Benefits..................... 4

           3.1.   Participation............................................. 4
           3.2.   Amount of Supplemental Basic Plan Benefit................. 4

SECTION 4         Supplemental Savings Plan Benefits........................ 5

           4.1.   Participation............................................. 5
           4.2.   Supplemental Before-Tax Contributions..................... 5
           4.3.   Supplemental Matching Contributions....................... 5
           4.4.   Supplemental Discretionary Matching Contributions......... 6

SECTION 5         Participant Accounts and Distribution of Accounts......... 6

           5.1.   Participant Accounts...................................... 6
           5.2.   Adjustment of Accounts.................................... 7
           5.3.   Investment Return Rates................................... 7
           5.4.   Participant Selection of Investment Return Rate........... 7
           5.5.   Statement of Accounts..................................... 7
           5.6    Distribution.............................................. 8
           5.7.   Distributions to Persons Under Disability................. 8
           5.8.   Unforeseen Emergency Distributions........................ 8
           5.9.   Forfeiture of Certain Accounts............................ 8

SECTION 6         Source of Benefit Payments................................ 9

           6.1.   Liability for Benefit Payments............................ 9
           6.2.   No Guarantee.............................................. 9
           6.3.   Successors................................................ 9

SECTION 7         AMENDMENT AND TERMINATION.................................10

           7.1    Amendment and Termintion..................................10
           7.2    Successors................................................10

                                  ACE USA
               SUPPLEMENTAL EMPLOYEE RETIREMENT SAVINGS PLAN
               ---------------------------------------------
                         (Effective July 2, 1999)

                                 SECTION 1

                                  General


         1.1. History, Purpose and Effective Date. ACE INA Holdings Inc. (the "Company") has established the ACE USA Employee Retirement Savings Plan and the ACE USA Basic Employee Retirement Savings Plan to provide retirement and other benefits to or on behalf of its eligible employees and the employees of each Related Company (as defined in subsection 1.2) which, with the consent of the Company, adopt one or both of the plans; and the Company's wholly-owned subsidiary, ACE American Insurance Company (formerly CIGNA Insurance Company), has established the ACE USA Puerto Rico Employee Retirement Savings Plan and the ACE USA Basic Puerto Rico Employee Retirement Savings Plan to provide retirement and other benefits to or on behalf of its eligible employees and the employees of each Related Company which, with the consent of the ACE American Insurance Company, adopt one or both of the plans. (The ACE USA Employee Retirement Savings Plan, the ACE USA Basic Employee Retirement Savings Plan, the ACE USA Puerto Rico Employee Retirement Savings Plan and the ACE USA Basic Puerto Rico Employee Retirement Savings Plan are collectively referred to as the "Qualified Plans.") The Company and any Related Company which adopts this plan for the benefit of its eligible employees are referred to below, collectively, as the "Employers" and individually as an "Employer". Contrary to the desire of the Company and the Employers, the amount of the benefits payable to or on account of participants under the Qualified Plans may be limited by reason of the application of certain provisions of the Internal Revenue Code of 1986, as amended (the "Code"). Therefore, the Company has established the ACE USA Supplemental Employee Retirement Savings Plan (the "Plan") effective as of July 2, 1999 (the "Effective Date") to assure that affected individuals will receive total retirement and other benefits in an amount equal to the amount that they would have received under the applicable Qualified Plan if certain limitations of the Code were not applicable. The Plan is intended to constitute an unfunded "excess benefit plan" within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); provided, however, that, to the extent, if any, that the Plan provides benefits which cannot be provided by an excess benefit plan, the Plan shall constitute an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

         1.2. Employers and Related Companies. The term "Related Company" means any corporation or trade or business during any period during which it is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Code. The Company and each Related Company, which, with the Company's consent, adopts the Plan are referred to below collectively as the "Employers" and individually as an "Employer".

         1.3. Plan Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Committee (the "Committee") appointed by the Board of Directors of the Company. In controlling and managing the operation and administration of the Plan, the Committee will have full and discretionary power and authority to interpret and construe the provisions of the Plan and to determine the amount of benefits and the rights or eligibility of employees or Participants (as defined in subsections 3.1 and 4.1, respectively) under the Plan, and will have such other power and authority as may be necessary to discharge its duties hereunder. Any interpretation of the Plan and any decision made by the Committee on any matter within the discretion of the Committee shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the Committee shall make such adjustment on account thereof as it considers equitable and practicable. The Committee may delegate such of its ministerial or discretionary duties and functions as it may deem appropriate to any employee or group of employees of any Employer.

         1.4. Applicable Laws. The Plan shall be construed and administered in accordance with the laws of the Commonwealth of Pennsylvania to the extent that such laws are not preempted by the laws of the United States of America.

         1.5. Plan Year. The "Plan Year" shall be the twelve-consecutive month period beginning on each January 1; provided, however, that the first Plan Year shall be a short plan year, beginning on the Effective Date and ending December 31, 1999.

         1.6. Gender and Number. Where the context admits, words in one gender shall include the other gender, words in the singular shall include the plural and the plural shall include the singular.

         1.7. Notices. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company, at its principal executive offices. Any notice required under the Plan may be waived by the person entitled to notice.

         1.8. Form and Time of Elections. Unless otherwise specified herein, any election or consent permitted or required to be made or given by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be made in writing or shall be given by means of such interactive telephone system as the Committee may designate from time to time as the sole vehicle for executing regular transactions under the Plan (referred to generally herein as the "Phone System"). Each Participant shall have a personal identification number or "PIN" for purposes of executing transactions through the Phone System, and entry by a Participant of his PIN shall constitute his valid signature for purposes of any transaction the Committee determines may or should be executed by means of the Phone System. Any election made through the Phone System shall be considered submitted to the Committee on the date it is electronically transmitted.

         1.9. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

         1.10. Action by Employers. Any action required or permitted to be taken under the Plan by any Employer which is a corporation shall be by resolution of its Board of Directors, or by a person or persons authorized by its Board of Directors. Any action required or permitted to be taken by any Employer which is a partnership shall be by a general partner of such partnership or by a duly authorized officer thereof.

         1.11. Limitations on Provisions. The provisions of the Plan and any benefits payable hereunder shall be limited as described herein. Any benefit payable under the Qualified Plans shall be paid solely in accordance with the terms and conditions of the applicable Qualified Plan and nothing in this Plan shall operate or be construed in any way to modify, amend, or affect the terms and provisions of the Qualified Plans.

         1.12. Assignment and Alienation; Forfeitures. The benefits payable to any Participant or Beneficiary under the Plan may not be voluntarily or involuntarily pledged, assigned, alienated, transferred or otherwise anticipated. In the event a Participant or Beneficiary attempts to do so, any amount that is subject to the purported pledge, assignment, alienation, transfer or other anticipation shall be immediately forfeited and neither the Participant nor his Beneficiary shall have any further rights to such benefits.


                                 SECTION 2

                               Participation

         2.1. Participation. Participation in the Plan for purposes of Supplemental Basic Plan Benefits and Supplemental Savings Plan Benefits shall be determined in accordance with Sections 3 and 4, respectively. Once an eligible employee becomes a Participant in the Plan, as long as he continues to have an Account balance under the Plan he will remain a Participant for all purposes under the Plan, except for purposes of the contribution provisions of Sections 3 and 4 and the withdrawal provisions of subsection 5.8.

         2.2. Restricted Participation. Notwithstanding any other provision of the Plan to the contrary, if the Committee determines that participation by one or more Participants or Beneficiaries shall cause the Plan as applied to any Employer to be subject to Part 2, 3 or 4 of Title I of ERISA, the entire interest of such Participant or Beneficiary under the Plan shall, in the discretion of the Committee, be immediately paid to such Participant or Beneficiary, as applicable, by the applicable Employer or Employers, or shall otherwise be segregated from the Plan, and such Participant(s) or Beneficiary(ies) shall cease to have any interest under the Plan.

         2.3. Plan Not Contract of Employment. The Plan does not constitute a contract of employment, and participation in the Plan will not give any employee the right to be retained in the employ of any Employer nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.


                                 SECTION 3

                      Supplemental Basic Plan Benefits

         3.1. Participation. Subject to the terms and conditions of the Plan, each employee of an Employer shall become a "Participant" in the Plan for purposes of Supplemental Basic Plan Benefits on the first day on which all of the following conditions are satisfied:

         (a) he is a participant in the ACE USA Basic Employee Retirement Savings Plan or he is a participant in the ACE USA Puerto Rico Basic Employee Retirement Savings Plan;

         (b) his salary grade is 54 level or above (or such other comparable classification designated by the Employer); and

         (c) his benefits under either the ACE USA Basic Employee Retirement Savings Plan or the ACE USA Puerto Rico Basic Employee Retirement Savings Plan are limited by either or both of sections 415 and 401(a)(17) of the Code.

         3.2. Amount of Supplemental Basic Plan Benefit. For any Plan Year, a Participant shall be credited with a "Supplemental Basic Plan Benefit" which consists of an amount equal to the difference, if any, between (a) the Employer contributions that would have been contributed on behalf of the Participant to the ACE USA Basic Employee Retirement Savings Plan or to the ACE USA Puerto Rico Basic Employee Retirement Savings Plan for that Plan Year, in accordance with the terms thereof determined without regard to the limitations of sections 401(a)(17) or 415 of the Code and (b) the amount of the Employer contributions actually made to the ACE USA Basic Employee Retirement Savings Plan or to the ACE USA Puerto Rico Basic Employee Retirement Savings Plan on behalf of the Participant. Credits of the Supplemental Basic Plan Benefit to the Participant's Supplemental Basic Plan Account pursuant to this subsection 3.2 shall be made at the same time that Employer contributions would otherwise have been credited to his accounts under the ACE USA Basic Employee Retirement Savings Plan or the ACE USA Puerto Rico Basic Employee Retirement Savings Plan, as applicable.

                                 SECTION 4

                     Supplemental Savings Plan Benefits

         4.1. Participation. Subject to the terms and conditions of the Plan, each employee of an Employer shall become a "Participant" in the Plan for purposes of Supplemental Savings Plan Benefits on the first day on which all of the following conditions are satisfied:

         (a) he is a participant in the ACE USA Employee Retirement Savings Plan or a participant in the ACE USA Puerto Rico Employee Retirement Savings Plan;

         (b) his salary grade is 54 level or above (or such other comparable classification designated by the Employer); and

         (c) his benefits under either the ACE USA Employee Retirement Savings Plan or the ACE USA Puerto Rico Employee Retirement Savings Plan are limited by any or all of sections 415, 401(a)(17), 402(g), 401(k) or 401(m) of the
                  Code.

         A "Participant's Supplemental Savings Plan Benefit" consists of the amounts credited to his accounts, if any, pursuant to subsections 4.2 through 4.4.

         4.2. Supplemental Before-Tax Contributions. For any Plan Year, in the event the Participant's before-tax elective contributions to the ACE
USA Employee Retirement Savings Plan are limited by the provisions of sections 401(a)(17), 401(k)(3), 402(g) or 415 of the Code, as applicable, his compensation for the Plan Year will continue to be reduced by, and the Participant's Supplemental Before-Tax Account credited with, an amount equal to the amount of before-tax elective contributions that would have been made under the ACE USA Employee Retirement Savings Plan had the provisions of sections 401(a)(17), 401(k)(3), 402(g) or 415 of the Code, as applicable, not applied to him. Credits to the Participant's Supplemental Before-Tax Account pursuant to this subsection 4.2 shall be made at the same time that before-tax elective contributions would otherwise have been credited to his accounts under the ACE USA Employee Retirement Savings
Plan. A Participant's election to make before-tax contributions under the ACE USA Employee Retirement Savings Plan shall be deemed to be an election to make elective salary deferral contributions under the Plan, and such election shall remain in effect until modified or revoked by the individual in accordance with the terms of the Plan. Notwithstanding the foregoing provisions of this section 4.2, salary reductions shall continue and an amount shall be credited to the Participant's Supplemental Before-Tax
Account in accordance with this section 4.2 (and Supplemental Matching Contributions and Supplemental Discretionary Matching Contributions, if any, shall be credited to the Participant's applicable accounts in accordance with sections 4.3 and 4.4) for a Plan Year only if the Participant's before-tax elective contributions to the ACE USA Employee Retirement Savings Plan have reached the maximum amount permitted under section 402(g) of the Code or the maximum elective contributions permitted under the Plan, in accordance with Treas. Reg. section 1.401(k)(1)(e)(6)(iv); and the Committee shall require that the Participant elect (and not reduce) in the Plan Year the maximum deferral percentage permitted under the ACE USA Employee Retirement Savings Plan in order to receive a Supplemental Savings Plan Benefit for the Plan
Year under this Plan, and shall establish such other administrative procedures as are necessary to comply with such regulations.

         4.3. Supplemental Matching Contributions. Subject to the requirements of section 4.2, for any Plan Year, a Participant's Supplemental Matching Account shall be credited with an amount equal to the difference, if any, between (a) the matching contributions that would have been contributed on behalf of the Participant to the ACE USA Employee Retirement Savings Plan for that Plan Year, in accordance with the terms thereof and based on his before-tax elective contributions under the ACE USA Employee Retirement Savings Plan or based on his after-tax elective contributions under the ACE USA Puerto Rico Employee Retirement Savings Plan, as applicable, determined without regard to the limitations of sections 401(a)(17), 401(k)(3), 401(m), 402(g) or 415 of the Code, and (b)
the amount of matching contributions actually made to the ACE USA Employee Retirement Savings Plan or the ACE USA Puerto Rico Employee Retirement Savings Plan, as applicable, on behalf of the Participant. Credits to the Participant's Accounts pursuant to this subsection 4.3 shall be made at the same time that matching contributions would otherwise have been credited to his accounts under either the ACE USA Employee Retirement Savings Plan or the ACE USA Puerto Rico Employee Retirement Savings Plan, as applicable.

         4.4. Supplemental Discretionary Matching Contributions. Subject to the requirements of section 4.2, for any Plan Year, a Participant's Supplemental Discretionary Matching Account shall be credited with an amount equal to the difference, if any, between (a) the discretionary matching contributions that would have been contributed on behalf of the Participant to the ACE USA Employee Retirement Savings Plan for that Plan Year, in accordance with the terms thereof and based on his before-tax salary deferral election under the ACE USA Employee Retirement Savings Plan or based on his elective after-tax contribution under the ACE USA Puerto Rico Employee Retirement Savings Plan, as applicable, determined without regard to the limitations of sections 401(a)(17), 401(k)(3), 401(m), 402(g) or 415 of the Code, and (b) the amount of discretionary matching contributions actually made to the ACE USA Employee Retirement Savings Plan or the ACE USA Puerto Rico Employee Retirement Savings Plan, as applicable, on behalf of the Participant. Credits to the Participant's Accounts pursuant to this subsection 4.4 shall be made at the same time that discretionary matching contributions would otherwise have been credited to his accounts under either the ACE USA Employee Retirement Savings Plan or the ACE USA Puerto Rico Employee Retirement Savings Plan, as applicable.

                                 SECTION 5

             Participant Accounts and Distribution of Accounts

         5.1. Participant Accounts. The Committee shall maintain the following bookkeeping "Accounts" in the name of each person who is a Participant in the Plan:

         (a) a "Supplemental Basic Account" in the name of each Participant which shall reflect Supplemental Basic Contributions, if any, made on his behalf;

         (b) a "Supplemental Before-Tax Account" in the name of each Participant which shall reflect Supplemental Before-Tax Contributions, if any, made on his behalf;

         (c) a "Supplemental Matching Account" in the name of each Participant which shall reflect Supplemental Matching Contributions, if any, made on his behalf;

         (d) a "Supplemental Discretionary Matching Account" in the name of each Participant which shall reflect Supplemental Discretionary Matching Contributions, if any, made on his behalf.

         5.2. Adjustment of Accounts. Each Participant's Accounts shall be adjusted in accordance with this Section 5 in a uniform manner as of each Valuation Date, as follows:

         (a) first, charge to the Account balance the amount of any distributions under the Plan with respect to that Account that have not previously been charged;

         (b) then, adjust the Account balance for the applicable Investment Return Rate(s); and

         (c) then, credit to the Account balance the amount to be credited to that Account in accordance with subsections
                  3.2 and 4.2 through 4.4 that have not previously been credited.

Except as otherwise designated by the Committee, the term "Valuation Date" means each business day of the year.

         5.3. Investment Return Rates. The "Investment Return Rate(s)" with respect to the Account(s), or portions of the Supplemental Account(s), of any Participant for any period shall be the Investment Return Rate(s) elected by the individual in accordance with subsection 5.4 from among such investment alternatives (if any) for that period which, in the discretion of the Committee, are offered from time to time under this paragraph 5.3.

         5.4. Participant Selection of Investment Return Rate. The Investment Return Rate alternatives under the Plan, and a Participant's ability to choose among Investment Return Rate alternatives, shall be determined in accordance with rules established by the Committee from time to time; provided, however, that the Company may not modify the Investment Return Rate with respect to periods prior to the adoption of such modification.

         5.5. Statement of Accounts. As soon as practicable after the last day of each Plan Year, and at such other times as determined by the Committee, the Committee will cause to be delivered to each Participant a statement of the balance of his Accounts as of that day.

         5.6. Distribution. Subject to the terms and conditions of the Plan, the Supplemental Basic Plan Benefit and the Supplemental Savings Plan Benefit to which a Participant or Beneficiary is entitled shall be paid to him as soon as practicable following his Termination Date in one lump sum cash payment. In the event of a Participant's death, any Participant Accounts which have not yet been paid to the Participant shall be paid to one or more Beneficiaries. A Participant's "Beneficiary" shall be the legal or natural person designated by the Participant by writing filed with the Committee. If no Beneficiary is designated on the date of the Participant's death, or if the designated Beneficiary predeceases the Participant, the Participant's Account balances shall be paid to the Participant's estate. The Account shall be paid to the Beneficiary (or estate) in a lump sum payment as soon as practicable after the Participant's date of death. A Participant's "Termination Date" is the date on which his employment with the Employer and the Related Companies is terminated for any reason.

         5.7. Distributions to Persons Under Disability. In the event a Participant or his Beneficiary is declared incompetent and a conservator or other person legally charged with the care of his person or of his estate is appointed, any benefit to which such Participant or Beneficiary is entitled under the Plan shall be paid to such conservator or other person legally charged with the care of his person or of his estate.

         5.8. Unforeseen Emergency Distributions. Subject to such terms and conditions as the Committee may from time to time impose in its sole discretion, upon written request of a Participant and the showing by the Participant of an Unforeseen Emergency (as defined below), the Committee may authorize payment of all or a portion of the Participant's Account balance and/or accelerate the payment of any installment payments being made from the Plan, but only to the extent reasonably necessary to satisfy the Participant's Unforeseen Emergency. For purposes of the Plan, an "Unforeseen Emergency" means an unanticipated emergency that is caused by an event beyond the Participant's control and that would result in severe financial hardship to the Participant if early or accelerated distribution of the Participant's Account balance were not permitted. The Committee shall have the sole discretion to determine all matters relating to Unforeseen Emergency distributions.

         5.9. Forfeiture of Certain Accounts. Notwithstanding any provision of the Plan to the contrary, in no event shall any amount attributable to the Participant's Supplemental Basic Plan Account, Supplemental Matching Contribution Account or Supplemental Discretionary Matching Contribution Account be payable to or on account of a Participant whose Termination Date occurs prior to the Participant's completion of twelve consecutive months of employment with an Employer for any reason other than the death of the Participant. For purposes of determining whether a Participant has completed twelve consecutive months of employment with an Employer, an individual who immediately prior to the Effective Date was employed by CIGNA Corporation or one of its subsidiaries (the "CIGNA Group"), and who pursuant to the terms of the Acquisition Agreement dated as of January 11, 1999 between CIGNA Corporation, CIGNA Holdings, Inc. and ACE Limited (the "Acquisition Agreement") became an employee of an Employer or a Related Company (an "Acquisition Employee") shall be credited with service for his employment with the CIGNA Group. An individual who was employed by the CIGNA

Group immediately before the Effective Date who does not become an employee of an Employer or Related Company pursuant to the terms of the Acquisition Agreement (and who is therefore not an Acquisition Employee) but who subsequently becomes an employee of an Employer or Related Company, shall be treated as a new employee for all purposes of the Plan.

                                 SECTION 6

                         Source of Benefit Payments

         6.1. Liability for Benefit Payments. The amount of any benefit payable under the Plan shall be paid from the general revenues of the Employer of the Participant with respect to whom the benefit is payable; provided, however, that if a Participant has been employed by more than one Employer, the portion of his Plan benefits payable by any such Employer shall be that portion accrued while the Participant was employed by that Employer, and earnings on such portion. An Employer's obligation under the Plan shall be reduced to the extent that any amounts due under the Plan are paid from one or more trusts, the assets of which are subject to the claims of general creditors of the Employer or any affiliate thereof; provided, however, that nothing in the Plan shall require the Company or any Employer to establish any trust to provide benefits under the Plan.

         6.2. No Guarantee. Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Employers whatsoever, including, without limitation, any specific funds, assets, or other property which the Employers, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Employers. Nothing contained in the Plan shall constitute a guarantee by any of the Employers that the assets of the Employers shall be sufficient to pay any benefits to any person.

         6.3. Successors, The obligations of the Company and each Employer under the Plan shall be binding on any assignee or successor in interest thereto. Prior to any merger, consolidation or sale of assets, the Company, or if applicable, the Employer, shall require any such successor to expressly assume all of the Company's, or if applicable, all of the Employer's, obligations under the Plan.

                                 SECTION 7

                         Amendment and Termination

         7.1. Amendment and Termination. The Company may, at any time, amend or terminate the Plan subject to the following:

                  (a) Subject to the following provisions of this subsection 7.1, no amendment or termination shall materially adversely affect the rights of any Participant or Beneficiary with respect to such Participant's Accounts under the Plan, determined as of the date of such amendment or termination, without the consent of the Participant or Beneficiary, unless required to comply with applicable law.

                  (b) The Company may prospectively eliminate the right to have amounts credited to any Account pursuant to the provisions of subsections 3.2, 4.2, 4.3 or 4.4, or reduce the amount which is required to be credited to any such Account pursuant to those provisions.

                  (c) The Plan may not be amended to delay the date on which benefits are otherwise payable under the Plan without the consent of each affected Participant. The Company may amend the Plan to accelerate the date on which Plan benefits are otherwise payable under the Plan, thereby terminating the Plan.

                  (d) The Company may amend the Plan to modify or eliminate any Investment Return Rate alternative, except that any such amendment may not modify the Investment Return Rate with respect to periods prior to the adoption of the amendment.

         7.2. Successors. The obligations of the Company and each Employer under the Plan shall be binding on any assignee or successor in interest thereto. Prior to any merger, consolidation or sale of assets, the Company, or if applicable, the Employer, shall require any such successor to expressly assume all of the Company's, or if applicable, all of the Employer's, obligations under the Plan.